CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference, in Post-Effective Amendment No. 125 under the Securities Act of 1933 and Amendment No. 127 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 333-17391 and 811-07959) of Advisors Series Trust, of our report dated May 13, 2002, with respect to the financial statements and financial highlights of The Dessauer Global Equity Fund, included in the Annual Report for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP

Los Angeles, California
July 29, 2003